Exhibit 99.1

FOR RELEASE, Thursday, September 28, 2017	For Further Information:
1:05 p.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2017 THIRD QUARTER RESULTS
Revenues Up 25% to $1.1 Billion; Net Income Increases 28% to $50.2 Million
Homebuilding Operating Income Margin Improves 100 Basis Points
Net Order Value Grows 15% to $1.1 Billion; Backlog Value Up 14% to $2.1 Billion

LOS ANGELES (September 28, 2017) — KB Home (NYSE: KBH) today reported results for its third quarter ended August 31, 2017.
“We continued to make considerable progress on our three-year returns-focused growth plan with outstanding results in our 2017 third quarter,” said Jeffrey Mezger, chairman, president and chief executive officer.  “We posted double-digit increases in revenues and earnings, and generated measurable improvement across our key financial metrics. Significantly, we increased our housing gross profit margin on a year-over-year basis, excluding inventory-related charges, and we expect to sustain this favorable comparison on a quarterly basis going into 2018.  In addition, with the expansion in our gross margin and a record-low third quarter SG&A ratio, we improved our operating income margin by 100 basis points, extending the upward trend in this important profitability measure.”

“We believe we are well positioned as we move into the closing months of our fiscal year, with a backlog value of more than $2 billion and positive conditions in most of our served markets,” said Mezger.  "Moreover, we are confident that we are firmly on track to achieve the objectives of our three-year plan through consistent execution of our core business strategy and steady focus on enhancing asset efficiency.”
Three Months Ended August 31, 2017 (comparisons on a year-over-year basis)

•	Total revenues grew 25% to $1.14 billion.

•	Deliveries rose 11% to 2,765 homes.

•	Average selling price increased 12% to $411,400.

•	Homebuilding operating income rose 49% to $76.7 million. This included inventory-related charges of $8.1 million, compared to $3.1 million.

◦	Homebuilding operating income margin increased 100 basis points to 6.7%. Excluding inventory-related charges, the improvement was 140 basis points to 7.4%.

▪	Housing gross profits increased 23% to $184.0 million, and the related margin was 16.2%.

–	Housing gross profit margin excluding inventory-related charges rose 10 basis points to 16.9%.

–	Adjusted housing gross profit margin, a metric that excludes the amortization of previously capitalized interest and inventory-related charges, increased 50 basis points to 21.7%.

▪	Selling, general and administrative expenses improved 120 basis points to 9.6% of housing revenues, a third-quarter record for the Company.

•
Financial services pretax income rose to $3.0 million, up from $2.4 million, mainly due to income from KBHS Home Loans, LLC, the Company’s recently formed mortgage banking joint venture that is operating in all of the Company’s served markets as of June.

•	Pretax income increased 48% to $79.2 million.

•
Income tax expense was $29.0 million and represented an effective tax rate of 36.6%, compared to 26.4%. The effective tax rates for the 2017 and 2016 third quarters were favorably impacted by $2.6 million and $6.7 million, respectively, of federal energy tax credits earned from building energy-efficient homes.

•	Net income increased 28% to $50.2 million, or $.51 per diluted share.
Nine Months Ended August 31, 2017 (comparisons on a year-over-year basis)

•	Total revenues rose 23% to $2.97 billion.

•	Deliveries grew 12% to 7,569 homes.

•	Average selling price increased 10% to $389,000.

•	Homebuilding operating income rose 57% to $151.5 million.

◦	Inventory-related charges totaled $18.1 million, compared to $16.8 million.

•	Pretax income rose 62% to $152.6 million.

•	Net income increased 41% to $96.2 million, or $1.00 per diluted share.
Backlog and Net Orders (comparisons on a year-over-year basis)

•	Net order value grew 15% to $1.07 billion on a 4% increase in net orders to 2,608, with double-digit growth in the Company’s West Coast and Southwest regions.

◦	Company-wide, net orders per community averaged 3.7 per month.

•	Ending backlog value grew 14% to $2.12 billion, with homes in backlog up 4% to 5,455 and the average selling price of those homes rising 10%.

•	The cancellation rate as a percentage of gross orders improved to 25% from 29%.

•	Average community count for the quarter was essentially flat at 234. Ending community count was up 2% to 231.

Balance Sheet as of August 31, 2017 (comparisons to November 30, 2016)

•	The Company had total liquidity of $961.0 million, including cash and cash equivalents of $494.1 million and availability under its unsecured revolving credit facility.

◦
On July 27, 2017, the Company entered into an amended and restated revolving loan agreement with a syndicate of financial institutions that increased the commitment under its unsecured revolving credit facility from $275.0 million to $500.0 million and extended the maturity from August 7, 2019 to July 27, 2021.

◦	There were no cash borrowings outstanding under the Company’s unsecured revolving credit facility.

•	Inventories increased to $3.51 billion, with investments in land acquisition and development totaling $1.12 billion for the first nine months of 2017.

•	Lots owned or controlled aggregated to 45,624, with 78% owned.

•	Notes payable decreased to $2.50 billion from $2.64 billion, primarily due to the early redemption of $100.0 million of senior notes in the 2017 first quarter using internally generated cash.

◦
Subsequent to the end of the third quarter, the Company repaid the remaining $165.0 million in aggregate principal amount of its 9.10% Senior Notes due 2017 at their maturity on September 15 using internally generated cash.

•	The ratio of debt to capital improved to 57.6%, and the ratio of net debt to capital improved to 52.2%.

•	Stockholders’ equity grew to $1.84 billion and book value per share increased to $21.28.
Earnings Conference Call
The conference call to discuss the Company’s third quarter 2017 earnings will be broadcast live TODAY at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home (NYSE: KBH) is one of the largest homebuilders in the United States, with nearly 600,000 homes delivered since our founding in 1957. We operate in 36 markets in 7 states, primarily serving first-time and first move-up homebuyers, as well as active adults. We are differentiated in offering customers the ability to personalize what they value most in their home, from choosing their lot, floor plan, and exterior, to selecting design and décor choices in our KB Home Studios. In addition, we are an industry leader in sustainability, building innovative and highly energy- and water-efficient homes. We invite you to learn more about KB Home by visiting www.kbhome.com, calling 888-KB-HOMES,  or connecting with us on Facebook.com/KBHome or Twitter.com/KBHome.

Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth plan and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind down of Home Community Mortgage as planned; the performance of KBHS Home Loans, LLC, our mortgage banking joint venture with Stearns Lending, LLC; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

# # #
(Tables Follow)
# # #

KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Nine Months Ended August 31, 2017 and 2016
(In Thousands, Except Per Share Amounts – Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2017	2016	2017	2016
Total revenues	$1,144,001	$913,283	$2,965,391	$2,402,704
Homebuilding:
Revenues	$1,140,787	$910,111	$2,957,105	$2,394,315
Costs and expenses	(1,064,096)	(858,634)	(2,805,578)	(2,297,908)
Operating income	76,691	51,477	151,527	96,407
Interest income	347	109	747	395
Interest expense	—	—	(6,307)	(5,667)
Equity in loss of unconsolidated joint ventures	(814)	(536)	(679)	(1,964)
Homebuilding pretax income	76,224	51,050	145,288	89,171
Financial services:
Revenues	3,214	3,172	8,286	8,389
Expenses	(890)	(891)	(2,525)	(2,621)
Equity in income (loss) of unconsolidated joint ventures	660	132	1,600	(652)
Financial services pretax income	2,984	2,413	7,361	5,116
Total pretax income	79,208	53,463	152,649	94,287
Income tax expense	(29,000)	(14,100)	(56,400)	(26,200)
Net income	$50,208	$39,363	$96,249	$68,087
Earnings per share:
Basic	$.58	$.46	$1.12	$.79
Diluted	$.51	$.42	$1.00	$.72
Weighted average shares outstanding:
Basic	85,974	84,457	85,517	85,952
Diluted	98,912	95,203	97,624	96,437

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands – Unaudited)

	August 31, 2017	November 30, 2016
Assets
Homebuilding:
Cash and cash equivalents	$494,053	$592,086
Receivables	229,033	231,665
Inventories	3,513,794	3,403,228
Investments in unconsolidated joint ventures	64,513	64,016
Deferred tax assets, net	683,085	738,985
Other assets	102,394	91,145
	5,086,872	5,121,125
Financial services	12,687	10,499
Total assets	$5,099,559	$5,131,624

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$189,535	$215,331
Accrued expenses and other liabilities	565,168	550,996
Notes payable	2,502,379	2,640,149
	3,257,082	3,406,476
Financial services	1,535	2,003
Stockholders’ equity	1,840,942	1,723,145
Total liabilities and stockholders’ equity	$5,099,559	$5,131,624

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months and Nine Months Ended August 31, 2017 and 2016
(In Thousands, Except Average Selling Price – Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2017	2016	2017	2016
Homebuilding revenues:
Housing	$1,137,406	$910,111	$2,944,013	$2,390,165
Land	3,381	—	13,092	4,150
Total	$1,140,787	$910,111	$2,957,105	$2,394,315

Homebuilding costs and expenses:
Construction and land costs
Housing	$953,413	$760,490	$2,488,577	$2,007,621
Land	1,588	—	11,100	10,401
Subtotal	955,001	760,490	2,499,677	2,018,022
Selling, general and administrative expenses	109,095	98,144	305,901	279,886
Total	$1,064,096	$858,634	$2,805,578	$2,297,908

Interest expense:
Interest incurred	$43,434	$46,485	$131,172	$138,994
Loss on early extinguishment of debt	—	—	5,685	—
Interest capitalized	(43,434)	(46,485)	(130,550)	(133,327)
Total	$—	$—	$6,307	$5,667

Other information:
Depreciation and amortization	$2,343	$2,829	$7,157	$8,431
Amortization of previously capitalized interest	55,204	40,424	145,059	106,663

Average selling price:
West Coast	$682,500	$583,300	$639,600	$572,100
Southwest	291,400	287,800	290,000	286,400
Central	280,800	272,100	282,100	265,900
Southeast	277,300	287,600	284,500	279,700
Total	$411,400	$365,900	$389,000	$353,100

KB HOME SUPPLEMENTAL INFORMATION For the Three Months and Nine Months Ended August 31, 2017 and 2016 (Dollars in Thousands – Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2017	2016	2017	2016
Homes delivered:
West Coast	890	710	2,226	1,799
Southwest	454	369	1,297	1,111
Central	1,032	976	2,898	2,647
Southeast	389	432	1,148	1,212
Total	2,765	2,487	7,569	6,769

Net orders:
West Coast	853	775	2,744	2,325
Southwest	549	437	1,634	1,337
Central	859	931	3,094	3,042
Southeast	347	365	1,132	1,325
Total	2,608	2,508	8,604	8,029

Net order value:
West Coast	$547,049	$435,598	$1,835,910	$1,346,091
Southwest	168,300	122,876	484,833	385,501
Central	256,502	263,707	899,392	845,164
Southeast	100,081	107,408	320,731	380,509
Total	$1,071,932	$929,589	$3,540,866	$2,957,265

	August 31, 2017		August 31, 2016
	Homes	Value	Homes	Value
Backlog data:
West Coast	1,431	$938,902	1,264	$724,795
Southwest	1,141	336,523	831	234,736
Central	2,175	641,101	2,237	636,234
Southeast	708	199,416	894	252,815
Total	5,455	$2,115,942	5,226	$1,848,580

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)

This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted housing gross profit margin and ratio of net debt to capital, neither of which are calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures are relevant and useful to investors in understanding its operations and the leverage employed in its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the adjusted housing gross profit margin and the ratio of net debt to capital are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to operating performance and/or financial measures prescribed by GAAP. Rather, these non-GAAP financial measures should be used to supplement their respective most directly comparable GAAP financial measures in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Adjusted Housing Gross Profit Margin
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s adjusted housing gross profit margin:

	Three Months Ended August 31,		Nine Months Ended August 31,
	2017	2016	2017	2016
Housing revenues	$1,137,406	$910,111	$2,944,013	$2,390,165
Housing construction and land costs	(953,413)	(760,490)	(2,488,577)	(2,007,621)
Housing gross profits	183,993	149,621	455,436	382,544
Add: Inventory-related charges (a)	8,113	3,052	18,122	10,615
Housing gross profits excluding inventory-related charges	192,106	152,673	473,558	393,159
Add: Amortization of previously capitalized interest (b)	55,036	40,424	143,254	106,181
Adjusted housing gross profits	$247,142	$193,097	$616,812	$499,340
Housing gross profit margin	16.2%	16.4%	15.5%	16.0%
Housing gross profit margin excluding inventory-related charges	16.9%	16.8%	16.1%	16.4%
Adjusted housing gross profit margin	21.7%	21.2%	21.0%	20.9%

(a)	Represents inventory impairment and land option contract abandonment charges associated with housing operations.

(b)	Represents the amortization of previously capitalized interest associated with housing operations.
Adjusted housing gross profit margin is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs excluding (1) housing inventory impairment and land option contract abandonment charges (as applicable) recorded during a given period and (2) amortization of previously capitalized interest associated with housing operations, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes adjusted housing gross profit margin is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period. This non-GAAP financial measure isolates the impact that housing inventory impairment and land option contract abandonment charges, and the amortization of previously capitalized interest associated with housing operations, have on housing gross profit margins, and allows investors to make comparisons with the Company’s competitors that adjust housing gross profit margins in a similar manner. The Company also believes investors will find adjusted housing gross profit margin relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of housing inventory

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Percentages - Unaudited)

impairment and land option contract abandonment charges, and amortization of previously capitalized interest associated with housing operations. This financial measure assists management in making strategic decisions regarding community location and product mix, product pricing and construction pace.
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

	August 31, 2017	November 30, 2016
Notes payable	$2,502,379	$2,640,149
Stockholders’ equity	1,840,942	1,723,145
Total capital	$4,343,321	$4,363,294
Ratio of debt to capital	57.6%	60.5%

Notes payable	$2,502,379	$2,640,149
Less: Cash and cash equivalents	(494,053)	(592,086)
Net debt	2,008,326	2,048,063
Stockholders’ equity	1,840,942	1,723,145
Total capital	$3,849,268	$3,771,208
Ratio of net debt to capital	52.2%	54.3%
The ratio of net debt to capital is a non-GAAP financial measure, which the Company calculates by dividing notes payable, net of homebuilding cash and cash equivalents, by capital (notes payable, net of homebuilding cash and cash equivalents, plus stockholders’ equity). The most directly comparable GAAP financial measure is the ratio of debt to capital. The Company believes the ratio of net debt to capital is a relevant and useful financial measure to investors in understanding the leverage employed in the Company’s operations.